UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 19, 2012
L. B. Foster Company
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10436	25-1324733
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(I.R.S. EmployerIdentification No.)

415 Holiday Drive, Pittsburgh, Pennsylvania		15220
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(412) 928-3417

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On November 19, 2012, L. B. Foster Company (the “Company”) entered into an amended and restated Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent (the “Amended Rights Agreement”).  The Amended Rights Agreement removes all references to the requirement that the “Continuing Directors,” as such term was defined in the original Rights Agreement, approve certain actions by the Board of Directors, including the redemption of the Rights (as such term is defined in the Amended Rights Agreement) and the approval of the acquisition of shares by an Acquiring Person (as such term is defined in the Amended Rights Agreement).

The foregoing description of the Amended Rights Agreement and the transaction contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Amended Rights Agreement, a copy of which is attached hereto as Exhibit 4.1

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

4.1           Rights Agreement, amended and restated as of November 19, 2012, including the form of rights certificate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L.B. Foster Company
(Registrant)

Date: November 20, 2012	/s/ Joseph S. Cancilla
Joseph S. Cancilla
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, amended and restated as of November 19, 2012, including the form of rights certificate.